Exhibit 99.1

Jasper Therapeutics Reports Fiscal 2023 Financial Results and Recent Corporate Developments

REDWOOD CITY, Calif., March 4, 2024 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) in mast cell driven diseases such as chronic spontaneous urticaria (CSU) and chronic inducible urticaria (CIndU), today announced results for the fiscal quarter and year ended December 31, 2023, and reported recent corporate developments.

“2023 was a highly productive year for Jasper, as we shifted our operational focus toward briquilimab development in mast cell driven diseases,” said Ronald Martell, President and Chief Executive Officer. “To that end, we successfully filed and obtained regulatory clearance for our clinical programs in both CSU and CIndU, allowing the launch of our BEACON and SPOTLIGHT clinical trials in chronic urticarias. We also completed an oversubscribed $50 million financing with a syndicate of leading life science investors to strengthen our balance sheet and support development of briquilimab, extending our cash runway through the third quarter of 2025. As we enter a transformational and data-rich year for Jasper, we look forward to reporting initial results from our BEACON study in CSU in the third quarter of 2024 and our SPOTLIGHT study in CIndU in the second half of 2024, and expect to initiate a new clinical program in at least one additional mast cell driven indication later this year.”

Highlights for 2023 and Recent Weeks

●	Successfully completed an underwritten offering of 3,900,000 shares of its common stock for gross proceeds of approximately $50 million in February 2024, which extends Jasper’s cash runway through the third quarter of 2025.

●	Obtained regulatory clearance in the US and EU for initiation of its Phase 1b/2a BEACON study of subcutaneous briquilimab in CSU. The BEACON study is a dose escalation trial evaluating repeat doses of subcutaneous briquilimab in adult CSU patients who remain symptomatic after treatment with, or who cannot tolerate, omalizumab, and is currently enrolling approximately 40 patients at sites in the US and EU. As of March 3rd, 2024, Jasper had opened 15 clinical sites across the U.S. and EU, and is currently enrolling in the second cohort of the study. Jasper expects to report initial data from at least the first four cohorts of the study in the third quarter of 2024.

●	Obtained regulatory approval for initiation of its Phase 1b/2a SPOTLIGHT study evaluating single doses of subcutaneous briquilimab in adult CIndU patients. Jasper expects to conduct the study across four clinical sites in the EU and has activated three sites to date.

●	Initiated a Phase 1 trial of briquilimab as second-line therapy in subjects with lower to intermediate risk myelodysplastic syndromes (LR-MDS). As of March 3, 2024, Jasper had fully enrolled the first two dose escalation cohorts and is enrolling in the third cohort. Jasper expects to report initial data from this study by mid-year 2024.

●	Presented preclinical briquilimab data at the AAAAI 2024 Annual Meeting from studies utilizing Jasper’s proprietary c-Kit Mouse™ in a variety of indications, demonstrating the potential of briquilimab to mitigate the likelihood of severe allergic reaction and anaphylaxis.

Fiscal 2023 Financial Results

●	Cash and cash equivalents as of December 31, 2023, totaled $86.9 million.

●	Research and development expenses for the three months and the year ended December 31, 2023, were $13.8 million and $51.8 million, respectively, including stock-based compensation expenses of $0.3 million and $1.6 million, respectively.

●	General and administrative expenses for the three months and the year ended December 31, 2023, were $3.9 million and $17.1 million, respectively, including stock-based compensation expenses of $0.9 million and $3.6 million, respectively.

●	Jasper reported a net loss of $16.6 million and $64.5 million, or basic and diluted net loss per share attributable to common stockholders of $1.50 and $6.18, for the three months and the year ended December 31, 2023, respectively.

Inducement Grant

On February 29, 2024, a new employee was awarded a grant of an option to purchase 1,800 shares of voting common stock (the Option). The Option was granted pursuant to the Jasper Therapeutics, Inc. Amended and Restated 2022 Inducement Equity Incentive Plan, as approved by the compensation committee of Jasper’s board of directors on March 14, 2022 and as amended and restated on June 2, 2023, and was granted as an inducement material to the employee’s employment with Jasper in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option is $21.25. The Option will vest over four years, with 25% of the total number of shares vesting on the one year anniversary of the date of commencement of the employee’s employment with Jasper and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to the employee’s continued service to Jasper on each vesting date. Jasper is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Briquilimab

Briquilimab (formerly JSP191) is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU or with CIndU. Briquilimab is also currently in clinical studies as a treatment for patients with LR-MDS and as a conditioning agent for cell and gene therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in more than 145 dosed participants and healthy volunteers, with clinical outcomes as a conditioning agent in severe combined immunodeficiency (SCID), AML, MDS, FA, and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk MDS and as a conditioning agent for stem cell transplants for rare diseases such as SCD, FA and SCID. To date, briquilimab has a demonstrated efficacy and safety profile in more than 145 dosed participants and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, AML, MDS, FA, and SCD. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU and LR-MDS; Jasper’s expectations regarding its cash runway; Jasper’s expectations regarding its Phase 1b/2a BEACON study of subcutaneous briquilimab in CSU, including the expected number of cohorts, the site locations, expected enrollment and expected timing for reporting initial data; Jasper’s expectations regarding its Phase 1b/2a SPOTLIGHT study of subcutaneous briquilimab in CInDu, including the cohorts and site locations and the expected timing for reporting initial data; Jasper’s expectations regarding its Phase 1 trial of briquilimab as second-line therapy in subjects with LR-MDS, including the cohorts, expected timing for reporting initial data; the potential of briquilimab to mitigate the likelihood of severe allergic reaction and anaphylaxis; Jasper’s expectation that it will initiate a new clinical program in at least one additional mast cell driven indication and Jasper’s expectations regarding the advancement of its briquilimab programs across a range of indications. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Joyce Allaire (investors)

LifeSci Advisors

617-435-6602

jallaire@lifesciadvisors.com

Alex Gray (investors)

Jasper Therapeutics

650-549-1454

agray@jaspertherapeutics.com

Lauren Walker (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating expenses
Research and development(1)	$13,835	$9,282	$51,785	$34,627
General and administrative(1)	3,890	4,465	17,076	16,569
Total operating expenses	17,725	13,747	68,861	51,196
Loss from operations	(17,725)	(13,747)	(68,861)	(51,196)
Interest income	1,234	348	5,199	701
Change in fair value of earnout liability	28	85	18	5,725
Change in fair value of common stock warrant liability	—	150	(575)	7,200
Other income (expense), net	(118)	(47)	(246)	(115)
Total other income, net	1,144	536	4,396	13,511
Net loss and comprehensive loss	$(16,581)	$(13,211)	$(64,465)	$(37,685)
Net loss per share attributable to common stockholders, basic and diluted	$(1.50)	$(3.60)	$(6.18)	$(10.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	11,044,542	3,665,181	10,439,034	3,648,140

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Research and development	$264	$447	$1,604	$1,423
General and administrative	894	1,157	3,607	2,668
Total	$1,158	$1,604	$5,211	$4,091

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$86,887	$38,250
Other receivables	-	663
Prepaid expenses and other current assets	2,051	2,818
Total current assets	88,938	41,731
Property and equipment, net	2,727	3,568
Operating lease right-of-use assets	1,467	1,886
Restricted cash	417	417
Other non-current assets	1,343	759
Total assets	$94,892	$48,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,149	$1,768
Current portion of operating lease liabilities	972	865
Accrued expenses and other current liabilities	7,253	4,432
Total current liabilities	12,374	7,065
Non-current portion of operating lease liabilities	1,814	2,786
Common stock warrant liability	—	150
Non-current portion of earnout liability	—	18
Other non-current liabilities	2,264	2,353
Total liabilities	16,452	12,372

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	248,039	141,124
Accumulated deficit	(169,600)	(105,135)
Total stockholders’ equity	78,440	35,989
Total liabilities and stockholders’ equity	$94,892	$48,361

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